Exhibit 10.21

March 24, 2022

Prabha Ibrahim, Ph.D.
3380 Lubich Drive

Mountain View, CA 94040

Re: Proposed Compensation Adjustments

Dear Prabha:

Blade Therapeutics, Inc. (the “Company”) would like to amend the terms of your employment (and your underlying offer letter dated April 19, 2017 (the “Offer Letter”)) as set forth in this letter (this “Agreement”) to reflect the following adjustments to your compensation, which will be subject to the consummation of the transactions currently contemplated involving the acquisition of the Company by a special purpose acquisition company in order to complete a public offering of its common stock, following such transaction the Company or its successor (a) is required to file periodic reports pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and (b) the Company’s common stock (or the successors common stock) is listed on one or more national securities exchanges or is quoted on NASDAQ or a successor quotation system (the “SPAC Transaction”) and shall be deemed effective upon January 1, 2022 (the “Effective Date”) following the consummation of the SPAC Transaction (the “Closing”). For purposes hereof, all references to the Company shall include references to any successor of the Company following the Closing.

1.	Subject to the occurrence of the Closing and your continued employment with the Company from the date hereof through the Closing, effective as of the Effective Date for the full calendar year 2022, your Offer Letter will be deemed amended to provide that you will be eligible for an annual performance bonus up to 35% of your annual base salary (as adjsuted hereby). Such annual performance bonus shall otherwise remain subject to the terms and conditions of the Offer Letter (including applicable performance conditions and timing for payment).

2.	In addition, Subject to the occurrence of the Closing and your continued employment with the Company from the date hereof through the Company’s registration of its shares on a Form S-8 following the Closing, the Company’s board of directors (or applicable sub-committee) will grant you an option to purchase additional shares of the Company’s common stock thereby adjusting your overall equity ownership to the seventy fifth (75%), percentile or .71%, with an exercise price per share equal to the fair market value of the common stock of the Company (or its successor) on the date of grant (the “Option”). The number of shares subject to the Option shall be adjusted in accordance with the transaction documents evidencing the SPAC Transaction, as if the Option was outstanding as of the date hereof. The Option shall vest as to 1/48th of the shares subject to the Option on each monthly anniversary of the effectvie date as determined by the board, subject to your continuing service with the Company hrough each relevant vesting date. The Option shall be subject to the terms and conditions of the Company’s equity plan to be approved in connection with the SPAC Transaction and an individual Option agreement between you and the Company.

This Agreement, collectively with your Offer Letter (as amended by this Agreement) and the other documents referenced herein, constitutes the entire agreement between you and the Company with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. You understand that the amendment to your Offer Letter to reflect the terms of this Agreement will become effective only upon the Closing (subject to your continued employment through such date), and in the event the Closing does not occur or your employment with the Company is termianted for any reason prior to the Closing, this Agreement shall be no further force or effect. You acknowledge that, except as provided in this Agreement, your Offer Letter shall remain in full force and effect.

If the foregoing accurately reflects our agreement, please sign this Agreement and return a copy to me by April 8, 2022.

Very truly yours,
Blade Therapeutics, Inc.

		By:	Wendye Robbins, M.D.
		Title:	President & CEO

Accepted and Agreed to by:

Prabha Ibrahim, PhD	Date